                                                                    EXHIBIT 4.2
                                                                    -----------
                                 [Face of Note]


                               MAYTAG CORPORATION
CUSIP NO. _______________                          PRINCIPAL AMOUNT: $ ________

REGISTERED NO. FX ___
                           MEDIUM-TERM NOTE, SERIES E

               Due from Nine Months to 30 Years from Date of Issue

     If this Note is a Book-Entry Note, the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or to such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     The following summary of terms is subject to the information set forth on the reverse hereof:

ORIGINAL ISSUE DATE:                                           OPTIONAL REDEMPTION:                    Yes      No

                                                               INITIAL REDEMPTION DATE:
STATED MATURITY:
                                                               INITIAL REDEMPTION PERCENTAGE:

SPECIFIED CURRENCY:                United States Dollars       ANNUAL PERCENTAGE
                                   Other: ___________          REDEMPTION REDUCTION:
EXCHANGE RATE AGENT:


AUTHORIZED DENOMINATIONS
(If other than $1,000 and                                      REDEMPTION PRICE:
integral multiples of $1,000
in excess thereof):

FORM:                              BOOK-ENTRY
                                   CERTIFICATED

PAYING AGENT (If other                                         OPTION TO ELECT REPAYMENT:              Yes      No
than the Trustee):

INTEREST RATE:                                                 OPTIONAL REPAYMENT DATE(S):


INTEREST PAYMENT DATES:                                        OPTIONAL REPAYMENT PRICE(S)


REGULAR RECORD DATES:                                          OPTIONAL RESET:                         Yes      No


OVERDUE RATE:                                                  OPTIONAL RESET DATE[S]


DEPOSITARY:                                                    OPTIONAL EXTENSIONS OF
                                                               ORIGINAL MATURITY:                      Yes      No

SINKING FUND:                 YES    NO                        EXTENSION PERIOD:


AMORTIZING NOTE:              YES    NO                        NUMBER OF EXTENSION PERIODS:


                                                               FINAL MATURITY:


                                                               OTHER PROVISIONS:

                                                               ANNEX ATTACHED (and Incorporated
                                                               by reference herein):                   Yes      No

     If this Note was issued with "original issue discount" for purposes of
Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

**
ORIGINAL ISSUE DISCOUNT NOTE:        TOTAL AMOUNT OF OID:                  ISSUE PRICE (expressed as a percentage of
                                                                           aggregate principal amount):
 YES    NO

YIELD TO MATURITY:                   INITIAL ACCRUAL PERIOD OID:
**

     MAYTAG CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________________________________________________ or registered assigns, the principal sum specified above on the Stated Maturity shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

     Interest will be paid on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on the Stated Maturity, and, if specified above, interest will accrue on any overdue principal and on any overdue installment of interest (to the extent such interest is legally enforceable) at the Overdue Rate per annum specified above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     If this Note is a Book-Entry Note as specified above, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Notes to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures. If this Note is a Book-Entry Note as specified above, the following legend is applicable except as specified on the reverse hereof: THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

     If this Note is a certificated Note as specified above, payments of interest and, if this Note is an Amortizing Note as specified above, principal on this Note (other than interest, and if this Note is an Amortizing Note, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security Register on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, if this is an Amortizing Note, principal on this Note may be made by wire transfer of immediately available funds to an account designated by the Holder at a bank located in the United States.

     The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. If this Note is a certificated Note as specified above, payment of the principal, premium, if any, and interest payable at Maturity in respect of this Note will be made in immediately available funds upon surrender of this Note accompanied by wire instructions at the Corporate Trust Office of the Trustee in The City of Chicago, Illinois or the Borough of Manhattan, The City of New York; provided, that, this Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF OR THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION          MAYTAG CORPORATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture


                                                 By:___________________________
                                                 Its:__________________________


BANK ONE, NATIONAL ASSOCIATION,                  Attest:_______________________
as Trustee                                       Its:__________________________


By:______________________________
     Authorized Officer

                                [Reverse of Note]

                               MAYTAG CORPORATION

                           MEDIUM-TERM NOTE, SERIES E

     SECTION 1. General. This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of June 15, 1987, as supplemented from time to time (herein called the "Indenture"), between the Company and Bank One, National Association, formerly known as The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, purchase or analogous funds, if any, and may otherwise vary, all as provided in the Indenture.

     SECTION 2. Payments. Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity.


     Unless otherwise specified on the face hereof, payments on this Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Interest on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect to this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

     All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all amounts used in or resulting from any such calculation with respect to this Note will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     "Business Day" means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close (a "Regular Weekday"); provided, however, that with respect to Notes denominated in a foreign currency, such Regular Weekday is also not a day on which commercial banks are authorized or obligated by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is euro, such Regular Weekday is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open). "Principal Financial Center" means the capital city of the country issuing the currency in which the Notes are denominated, except that with respect to United States dollars and euros, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sidney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively. If the Maturity for this Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such Regular Weekday with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

     The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than United States dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the Holder of this Note; provided, however, that the Holder of this Note may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

     If the Specified Currency is other than United States dollars and the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

     If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office located in The City of Chicago, Illinois or the Borough of Manhattan, The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to Maturity, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to Maturity, as the case may be.

     If the Specified Currency is other than United States dollars and if the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars will not constitute an Event of Default (as defined in the Indenture).

     All determinations referred to above made by the Company or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

     SECTION 3. Redemption. This Note will be redeemable at the option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified on the face hereof. If so specified, this Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination, if any, specified on the face hereof (provided, that, any remaining principal amount hereof shall be at least $1,000 or such minimum denomination), at the Redemption Price specified on the face hereof, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Note prior to the date of redemption will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, this Note will be canceled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

     SECTION 4. Repayment. If so specified on the face hereof, this Note will be repayable, in whole or in part, prior to Stated Maturity at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof at the Optional Repayment Price or Prices specified on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment. In order for this Note to be repaid prior to Stated Maturity, the Paying Agent must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of this Note will be irrevocable, except that a Holder who has tendered this Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to the close of business, on the tenth calendar day prior to the Optional Repayment Date. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of this Note; provided, that, the principal amount of this Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment this Note will be cancelled and a new Note or Notes for the remaining principal amount hereof will be issued in the name of the Holder hereof.

     If this Note is a Book-Entry Note as specified on the face hereof, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the option for repayment may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Note, by delivering a written notice substantially similar to the form below entitled "Option to Elect Repayment" duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to an Optional Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Note to exercise the option to have this Note repaid must be received by the Trustee prior to 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this Note should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Note shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

     SECTION 5. Optional Interest Reset. If so specified on the face hereof, the interest rate specified on the face hereof may be reset by the Company on the Optional Reset Date or Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Reset Date. If the Company so notifies the Trustee of such exercise, not later than 40 calendar days prior to such Optional Reset Date, the Trustee will send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Reset Notice") indicating (I) that the Company has elected to reset the interest rate, (ii) such new interest rate and
(iii) the provisions, if any, for redemption during the period from such Optional Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Note. Such notice will be irrevocable. All Notes with respect to which the interest rate is reset on an Optional Reset Date to a higher interest rate will bear such higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

     If the Company elects prior to an Optional Reset Date to reset the interest rate of this Note, the Holder of this Note will have the option to elect repayment of this Note, in whole but not in part, by the Company on such Optional Reset Date at a price equal to the principal amount hereof plus accrued and unpaid interest to but excluding such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder must follow the procedures specified under Section 4 for optional repayment, except that the period for deliver of this Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Reset Date. If the Holder has tendered his Note for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to the close of business, on the tenth calendar day prior to such Optional Reset Date.

     SECTION 6. Optional Extension of Maturity. If so specified on the face hereof, the Stated Maturity of this Note may be extended at the option of the Company for one or more periods of one or more years, as specified on the face hereof (each an "Extension Period"), up to but not beyond the date (the "Final Maturity") specified on the face hereof. The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Maturity") or, if the Maturity of this Note has already been extended, prior to the Maturity then in effect (an "Extended Maturity"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Maturity or an Extended Maturity (each a "Maturity Date"), by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Extension Notice") relating to such Extension Period indicating (i) that the Company has elected to extend the Original Maturity or Extended Maturity, as applicable, of this Note, (ii) the new Maturity Date, (iii) the interest rate applicable to such Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee's sending of the Extension Notice, the Maturity Date of this Note will be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Note will have the same terms as prior to the sending of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the Maturity Date of this Note which was in effect prior to the mailing of an Extension Notice, the Company may, at its option, revoke the interest rate provided for in the Extension Note and establish a higher interest rate for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate to the Holder of this Note. Such notice will be irrevocable. All Notes with respect to which the Maturity Date is extended will bear such higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

     If the Company extends the Maturity Date of this Note, the Holder will have the option to elect repayment of this Note, in whole but not in part by the Company on the Maturity Date in effect prior to the mailing of the Extension Notice at a price equal to the principal amount hereof, plus accrued and unpaid interest to but excluding such date. In order for this Note to be so repaid on the Maturity Date in effect prior to the mailing of the Extension Notice, the Holder of this Note must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Maturity Date in effect prior to the mailing of the Extension Notice. If the Holder has tendered this Note for repayment following receipt of an Extension Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 p.m., New York City time, on the tenth calendar day prior to the Maturity Date in effect prior to the mailing of the Extension Notice.

     SECTION 7. Sinking Fund. This Note is not subject to a sinking fund unless otherwise specified on the face hereof.

     SECTION 8. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, will be the Amortized Face Amount of this Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Note will be the amount equal to (a) the principal amount of this Note multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount determined pursuant to the preceding clause (a) and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment but in no event will the Amortized Face Amount of this Note exceed its principal amount.

     SECTION 9. Events of Default. If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount so declared to be due and payable will be the Amortized Face Amount of this Note as of the date of such declaration as specified under Section 8.

     SECTION 10. Modification or Waiver; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66K% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates herein prescribed.

     SECTION 11. Discharge, Legal Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

     SECTION 12. Authorized Denominations. Unless otherwise specified on the face hereof, the Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount and like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

     SECTION 13. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its Corporate Trust Office located in The City of Chicago, Illinois or the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If this Note is a Book-Entry Note as specified on the face hereof, this
Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Ninth Supplemental Indenture dated as of October 30, 2001. Except as provided in the Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     SECTION 14. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

     SECTION 15. Governing Law. The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of Illinois.

     SECTION 16. Defined Terms. All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined in the Ninth Supplemental Indenture dated as of October 30, 2001 or herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include the Notes.

                            OPTION TO ELECT REPAYMENT

          [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights]


     The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the applicable Optional Repayment Price indicated on the face hereof plus accrued and unpaid interest to but excluding the date of repayment pursuant to Section 4 of this Note.



Dated:
      -----------------------------     ----------------------------------------
                                        Signature
                                        Sign exactly as name appears on the
                                        front of this Note.


                                        Indicate address where check is to be
                                        sent, if repaid:



                                        ----------------------------------------



                                        ----------------------------------------

                                        SOCIAL SECURITY OR OTHER TAXPAYER ID
                                        NUMBER



                                        ----------------------------------------

                                        ----------------------------------------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT                                 Custodian
                               ========================================================
                                (Cust)                                         (Minor)
                                           Under Uniform Gifts to Minors Act
                               =========================================================
                                                        (State)

     Additional abbreviations may also be used though not in the above list.



                                ----------------


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


       --------------------------------------


       --------------------------------------



--------------------------------------------------------------------------------
   PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.




Dated:
      ------------------                       -------------------------------
                                               Signature
                                               Sign exactly as name appears on
                                               the front of this Note
                                               [SIGNATURE MUST BE GUARANTEED by
                                               a commercial bank, a trust
                                               company or by a member of the New
                                               York Stock Exchange]

     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
             WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.